UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 06, 2026

Mastech Digital, Inc.

(Exact name of Registrant as Specified in Its Charter)

Pennsylvania	001-34099	26-2753540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1305 Cherrington Parkway Building 210 Suite 400
Moon Township, Pennsylvania		15108
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 412 787-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MHH	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On August 6, 2026, Mastech Digital, Inc. (the “Company”) issued a press release (the “Press Release”) announcing its financial results for the second quarter ended June 30, 2026. A copy of the Press Release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 2.02 and in Exhibit 99.1 shall not be deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2026, Mastech Digital, Inc. (the "Company") awarded Nirav Patel, the Company's Chief Executive Officer and President, 50,000 restricted stock units (“RSUs”). The terms regarding the issuance of these restricted stock units are set forth in a Restricted Stock Unit Agreement between the Company and Mr. Patel dated August 1, 2026 (the “Restricted Stock Agreement”).

Under the terms of the Restricted Stock Agreement, the RSUs shall become vested and exercisable in accordance with the following schedule:

(i)
16,667RSUs shall vest on the one-year anniversary of the Grant Date;
(ii)
An additional 16,667 RSUs shall vest on the two-year anniversary of the Grant Date;
(iii)
An additional 16,666 RSUs shall vest on the three-year anniversary of the Grant Date.

The foregoing description of the Restricted Stock Agreement does not purport to be complete and is qualified in its entirety by the full text of the Restricted Stock Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 5, 2026, the Board of Directors of the Company adopted the Second Amended and Restated Bylaws of the Company (the "Amended and Restated Bylaws"), effective as of that date. The Amended and Restated Bylaws replaced the Company's prior Amended and Restated Bylaws in their entirety.

The Amended and Restated Bylaws contain amendments that were adopted primarily to conform the Bylaws to the 2022 amendments to the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), including amendments relating to shareholder meetings by electronic means, notice provisions, officer liability limitations and other conforming changes, as well as an exclusive forum selection provision designating the state courts of the Commonwealth of Pennsylvania in and for Allegheny County as the exclusive forum for certain actions relating to the Company's internal affairs, and designating the federal district courts of the United States as the exclusive forum for claims arising under the Securities Act of 1933, as amended. In addition, a new Article 10 was added, which expressly provides that the Bylaws may be altered, amended or repealed by the Board, as set forth in the Company’s Amended and Restated Articles of Incorporation.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Mastech Digital Second Amended and Restated Bylaws effective August 5, 2026

10.1	Restricted Stock Unit Agreement dated August 5, 2026, between Mastech Digital, Inc and Nirav Patel

99.1	Press Release

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTECH DIGITAL, INC.

Date:	August 6, 2026	By:	/s/ Kannan Sugantharaman
Kannan Sugantharaman Chief Financial Officer